Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1/A Amendment #6, of SNT Cleaning Inc., of our report July 3, 2008 on our audit of the financial statements of SNT Cleaning Inc. as of May 31, 2008, and the related statements of operations, stockholders' equity and cash flows for May 31, 2008 and May 31, 2007 and since inception on April 12, 2005 through May 31, 2008, and the reference to us under the caption "Experts."

We consent to the use, in the registration statement on Form S-1/A, Amendment #6, of SNT Cleaning Inc., of our report October 29, 2008 on our review of the financials statements of SNT Cleaning Inc. as of August 31, 2008, and the related statements of operations, stockholders' equity and cash flow for the three month period ended August 31, 2008 and August 31, 2007 and from inception April 12, 2005 through August 31, 2008, and the reference to us under the caption "Experts".



/s/ Moore & Associates, Chartered
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Moore & Associates Chartered
Las Vegas, Nevada
January 8, 2009







                 6490 West Desert Inn Road, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501